                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Post-Effective
Amendment No. 20 to the Registration Statement on Form N-1A ("Registration
Statement") of our report dated May 10, 2002, relating to the financial statements and financial highlights which appear in the March 31, 2002 Annual
Report to Shareholders of the Premium Money Market Fund, Diversified Bond Fund,
and Prime Money Market Fund, which are also incorporated by reference into the
Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Performance Information of Other Class",
"Independent Accountants" and "Financial Statements" in such Registration
Statement.

/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Kansas City, MO
December 10, 2002